FOR IMMEDIATE RELEASE Redwood Trust, Inc. Wednesday, November 3, 2010	CONTACTS: Diane Merdian (415) 380-2331 Mike McMahon (415) 384-3805

REDWOOD TRUST REPORTS THIRD QUARTER 2010 RESULTS

MILL VALLEY, CA – November 3, 2010 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the third quarter of 2010 of $20 million, or $0.25 per fully diluted share. This compares to net income of $29 million, or $0.35 per fully diluted share, for the second quarter of 2010, and net income of $27 million, or $0.34 per fully diluted share, for the third quarter of 2009.

Redwood also reported an estimated taxable loss of $9 million, or $0.11 per share, during the third quarter of 2010.  This compares to estimated taxable loss of $3 million, or $0.03 per share, for the second quarter of 2010, and a taxable loss of $23 million, or $0.30 per share, for the third quarter of 2009.

At September 30, 2010, GAAP book value was $13.02 per share, an increase of $0.31 per share from June 30, 2010, and management’s estimate of non-GAAP economic value was $13.73 per share, an increase of $0.36 per share from June 30, 2010.

During the third quarter of 2010, Redwood acquired $50 million of residential securities.   Redwood ended the quarter with a total securities portfolio of $797 million, up from $734 million at the beginning of the quarter, and with $189 million of cash and cash equivalents.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business, financial results, and on non-GAAP metrics is available in Redwood’s Quarterly Report on Form 10-Q for the three months ended September 30, 2010, which was filed today with the Securities and Exchange Commission, and is also available on Redwood’s website at www.redwoodtrust.com.

The accounting concepts and disclosures relating to Redwood’s financial statements are complex. The Redwood Review is an additional publication that provides information about Redwood. Today, The Redwood Review was released covering the third quarter of 2010 and is available on our website.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2009, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.
Consolidated Income Statements	Third	Second	First	Fourth	Third
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2010	2010	2009	2009

Interest income	$59	$56	$58	$62	$70
Interest expense	(24)	(21)	(18)	(21)	(25)
Net interest income	35	35	40	41	45
Provision for loan losses	(2)	(4)	(9)	(9)	(10)
Market valuation adjustments, net	(2)	(7)	(11)	(4)	(11)
Net interest income after provision and	31	24	20	28	24
market valuation adjustments
Operating expenses	(12)	(11)	(17)	(11)	(15)
Realized gains, net	2	16	44	20	18
Benefit from income taxes	-	-	-	3	-
Net income	21	29	47	40	27
Less: Net income attributable to noncontrolling interest	1	-	-	-	-
GAAP Net Income	$20	$29	$47	$40	$27

Average diluted shares (thousands)	78,961	78,852	78,542	78,101	78,059
Diluted earnings per share	$0.25	$0.35	$0.58	$0.51	$0.34
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

REDWOOD TRUST, INC.

Consolidated Income Statements	Nine Months Ended
($ in millions, except share data)	September 30,
	2010	2009

Interest income	$174	$226
Interest expense	(63)	(112)
Net interest income	111	114
Provision for loan losses	(16)	(41)
Market valuation adjustments, net	(20)	(83)
Net interest income (loss) after provision and	75	(10)
market valuation adjustments
Operating expenses	(41)	(36)
Realized gains, net	62	44
Benefit from income taxes	-	1
Net income (loss)	96	(1)
Less: Net income attributable to noncontrolling interest	1	-
GAAP Net Income (Loss)	$95	$(1)

Average diluted shares (thousands)	78,764	65,363
Diluted earnings (loss) per share	$1.18	$(0.02)
Regular dividends declared per common share	$0.75	$0.75

REDWOOD TRUST, INC.

Consolidated Balance Sheets	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
($ in millions, except share data)	2010	2010	2010	2009	2009

Real estate loans	$3,752	$3,810	$3,662	$3,740	$3,831
Real estate securities, at fair value:
Trading securities	310	276	289	278	275
Available-for-sale securities	798	741	847	810	787
Other investments	-	4	11	20	29
Cash and cash equivalents	189	288	242	243	217
Other assets	113	100	144	162	146
Total Assets	$5,162	$5,219	$5,195	$5,253	$5,285

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	163	142	207	181	203
Asset-backed securities issued - Sequoia entities	3,568	3,681	3,557	3,645	3,728
Asset-backed securities issued - Acacia entities	264	253	280	298	288
Long-term debt	140	140	140	140	140
Total liabilities	4,135	4,216	4,184	4,264	4,359

Stockholders’ equity	1,016	991	998	972	907
Noncontrolling interest	11	12	13	17	19
Total equity	1,027	1,003	1,011	989	926

Total Liabilities and Equity	$5,162	$5,219	$5,195	$5,253	$5,285

Shares outstanding at period end (thousands)	77,984	77,908	77,751	77,737	77,669
GAAP book value per share	$13.02	$12.71	$12.84	$12.50	$11.68

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended September 30, 2010			Other
($ in millions)	Redwood	2010	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Interest income	$17	$2	$30	$-	$49
Net discount amortization	10	-	-	-	10
Total interest income	27	2	30	-	59
Interest expense	(3)	(1)	(20)	-	(24)
Net interest income	24	1	10	-	35
Provision for loan losses	-	-	(2)	-	(2)
Market valuation adjustments, net	-	-	(2)	-	(2)
Net interest income after provision	24	1	6	-	31
and market valuation adjustments
Operating expenses	(12)	-	-	-	(12)
Realized gains on sales and calls, net	2	-	-	-	2
Income from 2010 Sequoia	1	-	-	(1)	-
Income from Other Consolidated Entities	5	-	-	(5)	-
Noncontrolling interest	-	-	(1)	-	(1)
Provision for income taxes	-	-	-	-	-
Net Income	$20	$1	$5	$(6)	$20

Consolidating Income Statement
Nine Months Ended September 30, 2010			Other
($ in millions)	Redwood	2010	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Interest income	$50	$3	$93	$-	$146
Net discount (premium) amortization	29	1	(2)	-	28
Total interest income	79	4	91	-	174
Interest expense	(6)	(3)	(54)	-	(63)
Net interest income	73	1	37	-	111
Provision for loan losses	-	-	(16)	-	(16)
Market valuation adjustments, net	(7)	-	(13)	-	(20)
Net interest income after provision	66	1	8	-	75
and market valuation adjustments
Operating expenses	(40)	-	(1)	-	(41)
Realized gains on sales and calls, net	55	-	7	-	62
Income from 2010 Sequoia	1	-	-	(1)	-
Income from Other Consolidated Entities	13	-	-	(13)	-
Noncontrolling interest	-	-	(1)	-	(1)
Provision for income taxes	-	-	-	-	-
Net Income	$95	$1	$13	$(14)	$95

REDWOOD TRUST, INC.

Consolidating Balance Sheet
September 30, 2010			Other
($ in millions)	Redwood	2010	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Real estate loans	$64	$193	$3,495	$-	$3,752
Real estate securities, at fair value:
Trading securities	23	-	287	-	310
Available-for-sale securities	774	-	24	-	798
Other investments	-	-	-	-	-
Cash and cash equivalents	189	-	-	-	189
Investment in 2010 Sequoia	26	-	-	(26)	-
Investment in Other Consolidated Entities	89	-	-	(89)	-
Total earning assets	1,165	193	3,806	(115)	5,049
Other assets	59	2	52	-	113
Total Assets	$1,224	$195	$3,858	$(115)	$5,162

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	68	1	94	-	163
Asset-backed securities issued	-	168	3,664	-	3,832
Long-term debt	140	-	-	-	140
Total liabilities	208	169	3,758	-	4,135

Stockholders’ equity	1,016	26	89	(115)	1,016
Noncontrolling interest	-	-	11	-	11
Total equity	1,016	26	100	(115)	1,027

Total Liabilities and Equity	$1,224	$195	$3,858	$(115)	$5,162

REDWOOD TRUST, INC.

Tax / GAAP Differences
Three Months Ended September 30, 2010*
($ in millions, except per share data)
	Tax	GAAP	Differences
Interest income	$37	$59	$(22)
Interest expense	(3)	(24)	21
Net Interest Income	34	35	(1)
Provision for loan losses	-	(2)	2
Realized credit losses	(31)	-	(31)
Market valuation adjustments, net	-	(2)	2
Operating expenses	(12)	(12)	-
Realized gains on sales and calls, net	-	2	(2)
Provision for income taxes	-	-	-
Less: Net income attributable to noncontrolling interest	-	1	(1)
Net (Loss) Income	$(9)	$20	$(29)

Estimated (loss) income per share	$(0.11)	$0.25	$(0.36)

* Reconciliation of taxable income to GAAP income for prior quarters is provided in filings for those quarters.

REDWOOD TRUST, INC.

Tax / GAAP Differences
Nine Months Ended September 30, 2010*
($ in millions, except per share data)
	Tax	GAAP	Differences
Interest income	$108	$174	$(66)
Interest expense	(6)	(63)	57
Net Interest Income	102	111	(9)
Provision for loan losses	-	(16)	16
Realized credit losses	(80)	-	(80)
Market valuation adjustments, net	-	(20)	20
Operating expenses	(32)	(41)	9
Realized gains on sales and calls, net	-	62	(62)
Provision for income taxes	-	-	-
Less: Net income attributable to noncontrolling interest	-	1	(1)
Net (Loss) Income	$(10)	$95	$(105)

Estimated (loss) income per share	$(0.13)	$1.18	$(1.31)

* Reconciliation of taxable income to GAAP income for prior quarters is provided in filings for those quarters.

REDWOOD TRUST, INC.

Book Value Per Share and Management's Estimate of Non-GAAP Economic Value Per Share*
($ in millions, except per share data)

	September 30, 2010

				Management's
	GAAP			Estimate of Non-GAAP
	As Reported	Adjustments		Economic Value
Cash and cash equivalents	$189	$0		$189
Real estate loans at Redwood	64			64
Real estate securities at Redwood
Residential	788			788
Commercial	8			8
CDO	1			1
Subtotal real estate securities	797			797
Investments in the Fund	14			14
Investments in Sequoia entities	97	(19	)(a)	78
Investments in Acacia entities	4	(3	)(b)	1
Other assets (d)	59			59
Total assets	1,224			1,202

Long-term debt	(140)	77	(c)	(63)
Other liabilities (d)	(68)			(68)
Stockholders' Equity	$1,016			$1,071

Book Value Per Share	$13.02			$13.73

(a) Our investments in Sequoia entities consist of interest-only securities and senior and subordinate securities issued by Sequoia entities. We calculated the $78 million estimate of non-GAAP economic value for these securities using the same valuation process that we follow to fair value our other real estate securities. In contrast, the $97 million GAAP carrying value of these investments represents the difference between the assets and liabilities owned by the Sequoia entities.

(b) The GAAP carrying value of our investments in Acacia entities was $4 million and management's estimate of the non-GAAP economic value of those investments was $1 million, which primarily reflects the present value of the management fees we expect to earn from these entities. The equity interests and securities we own in the Acacia entities have minimal value.

(c) At September 30, 2010, we had $140 million of long-term debt outstanding with a stated interest rate of LIBOR plus 225 basis points due in 2037. During the first half of 2010, through interest rate hedging arrangements, we effectively fixed the interest rate on this long-term debt at 6.75% (excluding issuance costs). We calculated the $63 million estimate of non-GAAP economic value of this long-term debt based on its stated interest rate using the same valuation process used to fair value our other financial assets and liabilities. As a result of declining interest rates during the third quarter of 2010, the fair value of the interest rate hedges related to this long-term debt declined by $11 million, and is reflected in shareholders’ equity on our balance sheet.

(d) Other assets are comprised of $4 million of accrued interest receivable and $55 million of other assets. Other liabilities are comprised of dividends payable of $19 million and accrued interest and other liabilities of $49 million.

* This table presents supplemental components of book value at September 30, 2010, as reported under GAAP and as estimated by us using fair values for our investments and long-term debt. We show our investments in the Fund, and the Sequoia and Acacia entities as separate line items to highlight our specific ownership interests, as the underlying assets and liabilities of these entities are legally not ours. Our non-GAAP estimated economic value is calculated using bid-side asset marks (or estimated bid-side values) and offer-side marks for our financial liabilities (or estimated offered-side values), as required to determine fair value under GAAP. For additional information to consider when reviewing this table, please see “Factors Affecting Management’s Estimate of Economic Value” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2010.

REDWOOD TRUST, INC.
Sources and Uses of Cash(a)

($ in millions)
	Three Months Ended
	September 30, 2010	June 30, 2010
Beginning cash balance	$288	$242
Sources of cash
Securities at Redwood - principal and interest
Residential senior	36	42
Residential Re-REMIC	2	2
Residential subordinate	9	8
Commercial and CDO	2	1
Securities at Redwood - sales	-	116
Investments in Consolidated Entities	11	8
Total sources of cash	60	177

Uses of cash
Acquisitions of loans	(62)
Acquisitions of securities (b)	(48)	(55)
Investment in 2010 Sequoia		(28)
Cash operating expenses	(9)	(10)
Interest expense on long-term debt	(2)	(1)
Derivative margin posted	(17)	(20)
Dividends	(20)	(20)
Changes in working capital	(1)	3
Total uses of cash	(159)	(131)

Net (uses) sources of cash	(99)	46
Ending Cash Balance	$189	$288

(a) The sources and uses of cash in the table above are derived from our GAAP Consolidated Statements of Cash Flow by aggregating and netting cash flow in a manner consistent with the way management analyzes it. This table excludes the gross cash flow generated by our Sequoia and Acacia securitization entities and the Fund (cash flow that is not available to Redwood), but does include the cash flow distributed to Redwood as a result of our investments in these entities. The beginning and ending cash balances presented in the table above are GAAP amounts.

(b) Total acquisitions in the third quarter of 2010 were $50 million, $3 million which are not reflected in this table because they did not settle until early October. Also, $1 million of acquisitions made in the second quarter that did not settle until early July are reflected in this table.